EXHIBIT 99.1

NATIONAL HOLDINGS CORPORATION
COMPLETES GROWTH CAPITAL RAISE AND ANNOUNCES NEW LEADERSHIP

o	COMPLETES $8.8 MILLION PRIVATE COMMON STOCK OFFERING

o	NAMES MARK D. KLEIN CEO AND EXECUTIVE CO-CHAIRMAN

o	ELIMINATES ALL OUTSTANDING DEBT AND SUBSTANTIALLY CAPITALIZES THE COMPANY FOR GROWTH

o	CONVERTS TO COMMON STOCK ALL OUTSTANDING CONVERTIBLE DEBT, PREFERRED STOCK AND SUBSTANTIALLY ALL WARRANTS

New York, New York, January 25, 2013 -- National Holdings Corporation (OTCBB: NHLD.OB), a full service investment banking company operating through its wholly-owned subsidiaries, announced today that it has closed on a $8.8 Million private offering of common stock to position the Company for the future by recapitalizing and providing significant growth capital to expand the Company's business. With this capital raise, the Company has completely recapitalized its balance sheet through the simultaneous repayment of approximately $2.8 Million in debt financing, the conversion of the balance of outstanding debt financing and all preferred shares into common stock and the exchange of substantially all outstanding warrants for common stock. The approximate       $6 Million balance of the capital raise will be used to grow the Company's client, investment banking and asset management businesses and for working capital.

The $8.8 Million offering of the Corporation’s common stock was at a purchase price of $.30 per share. No warrants were issued in the offering. Approximately $2.8 Million from the proceeds of the offering were used to repay the remainder of the Corporation’s outstanding debt that was not converted in conjunction with the offering. As part of this transaction all of the Series C and D Preferred shares will be converted into common stock of the Corporation at $.50 per share pursuant to the original terms of such preferred shares. In addition, the holders of $5 Million in Notes convertible into Series E Preferred converted such debt into the Series E Preferred and immediately then converted such Series E Preferred into common stock of the Corporation also at $.50 per share also pursuant to the original terms of such convertible debt and Series E Preferred. As a result, no preferred shares of National Holdings Corporation will remain outstanding. As part of this transaction, substantially all of the holders of the Corporation’s warrants have also agreed to exchange their warrants for common stock at a deemed value of the Corporation’s common stock equal to $.30 per share.

The Company also announced that Mark D. Klein has been appointed CEO and Executive Co-Chairman of National Holdings, succeeding Mark Goldwasser who will become President and Vice Chairman of the Corporation and remain CEO of the Corporation’s National Securities subsidiary. Robert Fagenson will continue to serve as Executive Co-Chairman and Leonard Sokolow will continue to serve as Vice Chairman.

“We are extremely pleased to have raised $8.8 Million in private equity capital from a high quality group of investors to create one of the strongest balance sheets in our history,” said Mr. Klein, CEO and Executive Co-Chairman. “These transactions, which will contribute almost $14 Million to our shareholders’ equity, position National Holdings to best serve all of our clients, and to significantly and prudently grow our business."

“In addition to putting us in an extremely strong financial position, the offering provides capital to invest in our retail broker network and expand our investment banking activities to maintain our growth,” said Robert Fagenson, Executive Co-Chairman. “We are also fortunate that Mark has accepted the position of CEO.  Mark is an experienced professional who has proven to be a strong figure on Wall Street and Main Street.  He has led substantial financial services companies in his nearly 30 year career earning the respect of individual and institutional clients and creating value for investors. Mark not only led us in this successful capital raise and material balance sheet restructuring, but has been instrumental in setting a broad vision and business strategy for National Holdings Corporation.”

“We are extremely fortunate to have such a dedicated team to drive our growth and position us for a successful 2013, and beyond," said Mark Goldwasser, President and Vice Chairman. “Mark, Robert, Lenny and I, together with the rest of our management team, are partners dedicated to serving our clients and achieving the full growth potential of National Holdings Corporation.”

About National Holdings Corporation

National Holdings Corporation is a holding company for National Securities Corporation, vFinance Investments, Inc., National Asset Management, Inc. and National Insurance Corporation. National Securities and vFinance are broker-dealers registered with the Securities and Exchange Commission (“SEC”), and members of FINRA and SIPC. National Securities and vFinance are also members of the NFA. National Asset Management is a federally-registered investment adviser. National Insurance provides a full array of fixed insurance products to its clients. For more information, please visit our website at www.nhldcorp.com.

Safe Harbor Statements

This release contains forward-looking statements within the meaning of the federal securities laws. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Information on significant potential risks and uncertainties that may also cause differences includes, but is not limited to, those mentioned by National Holdings from time to time in their filings with the SEC. The words “may,” “will,” “believe,” “estimate,” “expect,” “plan,” “intend,” “project,” “anticipate,” “could,” “would,” “should,” “seek,” “continue,” “pursue” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. National Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may be disclosed from time to time in our SEC filings or otherwise, including the factors discussed in Item 1A, Risk Factors, of our Annual Report on Form 10-K and in or periodic reports on Form 10-Q, and, therefore, readers should not place undue reliance on these forward-looking statements.

CONTACTS:

Mark D. Klein
Co-Chairman and CEO
Tel: (212) 409-2401